EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-134611, 333-198728, 333-213194, 333-213778, 333-224143, 333-225389, 333-226918, 333-228519 and 333-230154) and Form S-8 (Nos. 333-129132, 333-149222, 333-169671, 333-179764, 333-202964, 333-205924 and 333-226914) of Smith Micro Software, Inc., of our report dated April 20, 2020, relating to the abbreviated financial statements of the Operator Business of Circle Media Labs Inc., appearing in this Current Report on Form 8-K/A (Amendment No. 1) of Smith Micro Software, Inc.

/s/ Moss Adams LLP

Portland, Oregon

April 30, 2020